Exhibit 10.6

FLORIDA COMMUNITY BANK, NATIONAL ASSOCIATION.

Second Amendment to Amended and Restated Employment Agreement

This Second Amendment (this “Amendment”), dated as of October 11, 2013, to the Amended and Restated Employment Agreement, made as of January 10, 2011 and as amended as of January 25, 2013 (the “Employment Agreement”), between the Florida Community Bank, National Association (formerly known as Premier American Bank, National Association) (the “Company”) and Kent Ellert (“Executive”).

WHEREAS, the Company and Executive now wish to amend the Employment Agreement in accordance with the provisions of Section 7(m) of the Employment Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Employment Agreement as set forth herein.

1

Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“1.     Term of Employment. The term of employment under this Agreement shall commence as of February 11, 2010 and, subject to earlier termination provided in Section 4 hereof, shall end on December 31, 2016 (the “Term”). For purposes of clarity, if Executive’s employment continues after the expiration of the Term, his employment shall be at-will.”

2.

The dollar amount of “$400,000” in the first sentence of Section 3(a) of the Employment Agreement is hereby deleted and replaced with the dollar amount of “$500,000.”

3.

Clause (iii) of Section 4(d) of the Employment Agreement is hereby deleted and replaced with the following:

“(iii)     the continued payment of Base Salary (determined immediately prior to Executive’s death) to Executive’s estate during the thirty-six month period following Executive’s death.”

4.

Clause (iii) of Section 4(e) of the Employment Agreement is hereby deleted and replaced with the following:

“(iii)     the payment of an amount equal to the product of one (I) times the sum of (A) Executive’s Base Salary (as determined immediately prior to Executive’s termination of employment) and (B) an amount equal to the average of the annual bonuses paid or payable by Company to Executive for the two annual bonus periods ended immediately prior to year in which his employment was terminated (the “Average Bonus”), which amount shall be payable in equal installments during the twelve (12) months following the date of termination in accordance with the Company’s normal payroll practices (the “Severance Pay”).”

5.

Section 7(f) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(f)     Termination of Executive’s Employment in Connection With a Change of Control. In the event that Executive’s employment is terminated prior to the expiration of the Term within six (6) months before or twelve (12) months following a Change of Control (i) by the Company without Cause or (ii) by Executive for Good Reason or in the event that Executive terminates his employment for any reason during the seventh, eighth or ninth calendar month following a Change of Control that occurs prior to the expiration of the Term, Executive shall be entitled to the payments and benefits provided in Section 4( e) except that the Severance Pay shall be an amount equal to product of three (3) times the sum of (A) Executive’s Base Salary (as determined immediately prior to Executive’s termination of employment) and (B) the Average Bonus, which amount shall be payable in equal installments during the thirty-six (36) months following the date of termination in accordance with the Company’s normal payroll practices.”

6.

This Amendment shall be effective as of November 1, 2013.

7.

Except as specifically modified herein, the Employment Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.

8.

This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed effective as of the date first written above.

FLORIDA COMMUNITY BANK, NATIONAL ASSOCATION

By:	/s/ Vincent Tese
Name:	Vincent Tese
Title:	Chairman

KENT ELLERT

/s/ Kent Ellert